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                                                                    EXHIBIT 99.1

THURSDAY JULY 13, 4:23 PM EASTERN TIME

COMPANY PRESS RELEASE

PACKETEER ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE INTERNET CACHING AND ACCELERATION INFRASTRUCTURE SOFTWARE COMPANY

CUPERTINO, Calif.--(BUSINESS WIRE)--July 13, 2000--Packeteer(R), Inc. (NASDAQ:PKTR - news), a leading provider of Internet application infrastructure systems, today announced that it has signed a definitive agreement to acquire Workfire Technologies International, Inc. ("Workfire"), a developer of award-winning software for accelerating the performance of business-critical web applications and content over the Internet, intranets and extranets. Under the terms of the agreement, Packeteer will exchange 2,000,000 shares of Packeteer common stock for all of Workfire's outstanding common stock and options. The merger is expected to qualify as a tax-free reorganization and the parties expect to account for the transaction as a purchase. Robertson Stephens acted as the exclusive financial advisor to Packeteer in this transaction.

Closing of the merger is subject to certain closing conditions and approval of the stockholders of both Workfire and its parent corporation, Workfire.com. Workfire.com and certain stockholders of Workfire.com have agreed to vote their shares in favor of the merger. The transaction is expected to close in the calendar quarter ending September 30, 2000, and is expected to be financially accretive on a revenue per share basis in fiscal year 2001 with no anticipated delay to quarterly break-even operating profitability. After the acquisition, Workfire will continue to operate out of its facility in Kelowna, British Columbia, Canada, as Packeteer's Internet Acceleration Products group.

"The Workfire acquisition is an important step forward in Packeteer's strategy to provide a comprehensive portfolio of Internet application infrastructure solutions that ensure the performance of Internet-enabled business applications and content within enterprise and service provider environments," states Craig Elliott, president and CEO of Packeteer. "Workfire brings to Packeteer key Internet caching and acceleration technologies that complement and extend Packeteer's existing application bandwidth, traffic and subscriber management solutions."

"Workfire's Internet application acceleration software represents the next technological wave for enhancing the performance of web-based applications. It extends the benefits of today's caching solutions - which move content closer to the edge of the Internet - by accelerating content delivery over the bandwidth-limited last mile, producing significant improvements in end-to-end performance," said Tom Taylor, founder and Chief Technology Officer of Workfire. "We share Packeteer's vision for improving the quality of experience of business-critical Internet applications and believe that the combined technology suite will establish a new industry benchmark."



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Internet Application Acceleration

In recent years, the Internet has undergone explosive growth driven by an unprecedented number of new business applications. These new "Internet applications" link businesses to consumers and each other and have transformed entire industries. Internet applications have also found their way into the enterprise as more and more businesses retool their internal applications and Information Technology (IT) infrastructure to align with the Internet Computing model.

Workfire's software technology accelerates the transmission and rendering speed of Internet applications by compressing traffic from end-to-end and dynamically increasing the throughput of the low and medium speed connections. The software does this using innovative dynamic, static and variant content caching together with content-aware compression and transformation techniques for a twofold increase in performance today. The software determines the type of content, speed of access, and type of browser and automatically optimizes the speed of delivery and rendering of information. By combining caching with compression, Workfire technology accelerates delivery of business content and Internet applications all the way to the user's desktop. This approach solves the last mile problem of low to medium speed Internet connections that is not addressed by today's reverse-proxy and network-based caching solutions.

Quality of Experience

With the growing population of broadband access, developers of Internet applications for enterprise, e-business and e-commerce face a vexing problem: do they optimize their site for the highest or lowest common denominator of access speeds? A site optimized for the highest common denominator will provide a rich and interactive quality of experience (QoX) for T1, xDSL and cable users, but will significantly impair the performance of low and medium speed users. Conversely, a site optimized for the least common denominator will significantly reduce richness and interactivity - a critical requirement for e-tailing and other e-commerce applications - for the sake of ensuring acceptable performance.

Workfire's software allows Internet application developers to design their site for the highest common denominator of access speed without impairing performance for low-speed users. Its Genetic Caching technology provides the appropriate level of compression and transformation required to ensure a quality user experience based on the user's access speed and inherent browser capabilities.

About Workfire

Workfire is a pioneer in Genetic Caching technology, which uses software to accelerate Internet data delivery. The company is dedicated to creating advanced technologies that dramatically improve Internet performance. Workfire is a privately held company with its primary facilities in Kelowna, British Columbia, Canada.

About Packeteer


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Packeteer (NASDAQ:PKTR - news) is a leading provider of Internet application infrastructure systems designed to enable businesses and service providers to ensure the quality of experience for networked applications and application services. Packeteer's advanced PacketWise(TM) software, the foundation of the company's innovative PacketShaper and AppVantage(TM) systems, integrates application discovery, analysis, control and reporting technologies that are required for enhanced application-performance and proactive bandwidth management.

Packeteer's products are deployed today by leading Fortune 1000 companies and service providers worldwide through an established network of more than 100 VARs, distributors and system integrators in more than 50 countries. In addition, PacketWise software is licensed by major communications industry partners who integrate the software into specific strategic networking solutions. For more information, contact Packeteer at (408) 873-4400, fax (408) 873-4410; or visit the Packeteer Web site at www.packeteer.com.

Safe Harbor Act Clause

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer's expectations, beliefs, intentions, or strategies regarding the future. Forward-looking statements include express or implied statements regarding future revenues and product offerings. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof, and Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. See the risk factors described in the Company's form 10K filed with the SEC on March 23, 2000 and its Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission. Packeteer assumes no obligation to update the forward-looking information contained in this press release.

Note to Editors: Packeteer and PacketShaper are registered trademarks and Packet Wise and AppVantage are trademarks of Packeteer, Inc. All other products and services are the trademarks of their respective owners.